                                                                      EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP





                               February 11, 1997


Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, CA  94086



                 Re:      PHARMACYCLICS, INC. (THE "COMPANY")
                          REGISTRATION STATEMENT FOR REGISTRATION
                          OF AN AGGREGATE OF 926,681 SHARES OF COMMON STOCK


Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 926,681 shares of Common Stock available for issuance under the Company's 1995 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1995 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ Brobeck, Phleger & Harrison LLP

                                             BROBECK, PHLEGER & HARRISON LLP